Exhibit 99.1

BuzzFeed, Inc. Announces Third Quarter 2022 Financial Results

Results exceeded August outlook for both Revenue and Adjusted EBITDA

Q3 Revenue grew 15% year-over-year to $104 million

NEW YORK – (November 14, 2022) – BuzzFeed, Inc. (“BuzzFeed” or the “Company”) (Nasdaq: BZFD), a premier digital media company for the most diverse, most online, and most socially engaged generations the world has ever seen, today announced financial results for the quarter ended September 30, 2022.

“I am proud of the results our team delivered in the third quarter, exceeding our August outlook for both Revenue and Adjusted EBITDA, in spite of the rapidly shifting platform landscape and ongoing macroeconomic uncertainty,” said Jonah Peretti, BuzzFeed Founder & CEO. “In the current environment, our advertising clients have limited budgets to deploy, and we continue to win on massive audience reach, culturally relevant IP and brand safety.”

Mr. Peretti concluded, “Looking ahead, we are on pace to deliver our strongest performance of the year in the fourth quarter. As we continue to navigate the dual dynamics of the rapid rise of short-form vertical video and an uncertain macroeconomic environment, we are focused on preserving cash and leveraging a deep understanding of our audience to direct resources toward the opportunities with the highest potential for monetization.”

Third Quarter 2022 Financial and Operational Highlights1

●	Including Complex Networks in the 2022 results, BuzzFeed increased Q3 revenues to $103.7 million, growing 15% compared to the third quarter of 2021

○	Advertising revenue, consisting of payments we receive from advertisers for ads distributed against our editorial and news content, including display and pre-roll, was $50.4 million, flat year-over-year
○	Content revenue, consisting of payments received from clients for custom assets, including both short-form and long-form ranging from branded quizzes to Instagram takeovers to feature films, grew 45% year-over-year to $38.4 million
○	Commerce and other revenues, which includes affiliate marketplace, product licensing and events revenue, grew 12% year-over-year to $14.9 million

●	Net loss was $27.0 million, compared to a net loss of $3.6 million in the third quarter of 2021

●	Adjusted EBITDA[2] loss was $2.4 million, compared to Adjusted EBITDA of $6.0 million in the third quarter of 2021

●	Time spent declined 32% year-over-year to 151 million hours across our owned and operated properties as well as third-party platforms

●	BuzzFeed ended the third quarter with cash and cash equivalents of approximately $59.1 million

1 2021 actual results include Complex Networks as of December 2021.

2 A non-GAAP financial measure, as defined below

Fourth Quarter 2022 Financial Outlook

For the fourth quarter of 2022:

●	We expect overall revenues in the range of $129 to $134 million

●	We expect Adjusted EBITDA in the range of $12.5 to $17.5 million

○	Additionally, we expect stock-based compensation expenses in the range of $3.5 to $4.5 million

These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements safe harbor below for information on factors that could cause our actual results to differ materially from these forward-looking statements.

We have not provided the most directly comparable GAAP financial guidance measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. Accordingly, a reconciliation of non-GAAP guidance for Adjusted EBITDA to the corresponding GAAP measure is not available.

Quarterly Conference Call

BuzzFeed’s management team will hold a conference call to discuss our third quarter 2022 results today, November 14, at 5PM ET. The call will be available via webcast at investors.buzzfeed.com under the heading News & Events. To participate via telephone, please dial 833-634-1260 (toll-free) or 412-317-6021 (international) and ask to join the BuzzFeed, Inc. call. A replay of the call will be made available at the same URL.

We have used, and intend to continue to use, the Investor Relations section of our website at https://investors.buzzfeed.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

Definitions

BuzzFeed reports revenues across three primary business lines: Advertising, Content and Commerce and other. The definition of “Time Spent” is also set forth below.

●	Advertising revenues consist primarily of payments we receive from advertisers for ads distributed against our editorial and news content, including display, pre-roll and mid-roll video products sold directly to brands and also programmatically. We distribute these ad products across our owned and operated sites as well as third-party platforms, primarily Facebook, YouTube, and Apple News.

●	Content revenues consist primarily of payments received from clients for custom assets, including both long-form and short-form content, from branded quizzes to Instagram takeovers to sponsored content. Revenues for film and TV projects produced by BuzzFeed Studios and Complex Networks are also included here.

●	Commerce and other revenues consist primarily of affiliate commissions earned on transactions initiated from our editorial shopping content. Revenues from our product licensing businesses are also included here. Additionally, we generate other revenues from the production of live and virtual events such as ComplexCon and ComplexLand.

●	Time Spent captures the time audiences spend engaging with our content across our owned and operated sites, as well as YouTube and Apple News, as measured by Comscore, and on Facebook, as reported by Facebook. This metric excludes time spent with our content on platforms for which we do not have advertising capabilities that materially contribute to our Advertising revenues, including TikTok, Instagram, Snapchat and Twitter. There are inherent challenges in measuring the total actual number of hours spent with our content across all platforms; however, we consider the data reported by Comscore and Facebook to represent industry-standard estimates of the time actually spent on our largest distribution platforms with our most significant monetization opportunities.

About BuzzFeed, Inc.

BuzzFeed, Inc. is home to the best of the internet. Across food, news, pop culture and commerce, our brands drive conversation and inspire what audiences watch, read, buy, and obsess over next. Born on the internet in 2006, BuzzFeed, Inc. is committed to making it better: providing trusted, quality, brand-safe news and entertainment to hundreds of millions of people; making content on the internet more inclusive, empathetic, and creative; and inspiring our audience to live better lives.

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures and represent key metrics used by management and our board of directors to measure the operational strength and performance of our business, to establish budgets, and to develop operational goals for managing our business. We define Adjusted EBITDA as net loss, excluding the impact of net (loss) income attributable to noncontrolling interests, income tax provision (benefit), interest expense, interest income, other expense, net, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, change in fair value of derivative liability, restructuring costs, impairment expense, transaction-related costs, certain litigation costs, public company readiness costs, and other non-cash and non-recurring items that management believes are not indicative of ongoing operations. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue for the same period.

We believe Adjusted EBITDA and Adjusted EBITDA margin are relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by our management. There are limitations to the use of Adjusted EBITDA and Adjusted EBITDA margin and our Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered a substitute for measures prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts (including our outlook for Q4 2022) or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: (1) anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; (2) demand for products and services and changes in traffic; (3) changes in the business and competitive environment in which we operate; (4) developments and projections relating to our competitors and the digital media industry; (5) the impact of national and local economic and other conditions and developments in technology, each of which could influence the levels (rate and volume) of our subscriptions and advertising, the growth of our business and the implementation of our strategic initiatives; (6) poor quality broadband infrastructure in certain markets; (7) technological developments; (8) our success in retaining or recruiting, or changes required in, officers, key employees or directors; (9) our business, operations and financial performance, including expectations with respect to our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder and future business plans and growth opportunities; (10) our future capital requirements and sources and uses of cash, including our ability to obtain additional capital in the future; (11) expectations regarding future acquisitions, partnerships or other relationships with third parties; (12) government regulation, including revised foreign content and ownership regulations; (13) the impact of the COVID-19 pandemic on our business and the actions we may take in the future in response thereto; and (14) our ability to maintain the listing of our Class A common stock and warrants on Nasdaq.

The forward-looking statements contained in this press release are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the sections entitled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Contacts

Media Contact

Carole Robinson, BuzzFeed: carole.robinson@buzzfeed.com

Investor Relations Contact

Amita Tomkoria, BuzzFeed: investors@buzzfeed.com

BUZZFEED, INC.

Financial Highlights

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
USD in thousands	2022	2021	% Change	2022	2021	% Change
Advertising	$50,404	$50,240	0%	$152,296	$136,693	11%
Content	38,416	26,483	45%	110,979	70,261	58%
Commerce and other	14,913	13,373	12%	38,776	44,894	(14%)
Total revenue	$103,733	$90,096	15%	$302,051	$251,848	20%
Loss from operations	$(18,085)	$(881)	NM	$(78,271)	$(17,817)	NM
Net loss	$(26,993)	$(3,582)	NM	$(95,140)	$(15,696)	NM
Adjusted EBITDA	$(2,396)	$5,992	NM	$(17,067)	$7,307	NM

NM: Not Meaningful

BUZZFEED, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
USD in thousands	2022	2021	2022	2021
Revenue	$103,733	$90,096	$302,051	$251,848
Costs and Expenses
Cost of revenue, excluding depreciation and amortization	60,989	48,837	183,336	135,903
Sales and marketing	16,317	11,218	52,808	34,170
General and administrative	27,254	19,829	92,381	65,274
Research and development	5,900	5,686	23,345	19,285
Depreciation and amortization	9,198	5,407	26,292	15,033
Impairment expense	2,160	-	2,160	-
Total costs and expenses	121,818	90,977	380,322	269,665
Loss from operations	(18,085)	(881)	(78,271)	(17,817)
Other expense, net	(2,752)	(2,567)	(5,330)	(1,752)
Interest expense, net	(5,171)	(487)	(14,992)	(1,138)
Change in fair value of warrant liabilities	(395)	-	2,964	-
Change in fair value of derivative liability	300	-	3,525	-
Loss before income taxes	(26,103)	(3,935)	(92,104)	(20,707)
Income tax provision (benefit)	890	(353)	3,036	(5,011)
Net loss	(26,993)	(3,582)	(95,140)	(15,696)
Net income attributable to the redeemable noncontrolling interest	-	67	164	212
Net (loss) income attributable to noncontrolling interests	(137)	137	211	(173)
Net loss attributable to BuzzFeed, Inc.	$(26,856)	$(3,786)	$(95,515)	$(15,735)

Net loss per Class A, Class B and Class C common share:
Basic	$(0.19)	$(0.20)	$(0.69)	$(0.90)
Diluted	$(0.19)	$(0.20)	$(0.69)	$(0.90)
Weighted average common shares outstanding:
Basic	138,939	18,618	137,591	17,464
Diluted	138,939	18,618	137,591	17,464

BUZZFEED, INC.

Reconciliation of GAAP to Non-GAAP

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
USD in thousands	2022	2021	2022	2021
Net loss	$(26,993)	$(3,582)	$(95,140)	$(15,696)
Income tax provision (benefit)	890	(353)	3,036	(5,011)
Interest expense	5,316	592	15,325	1,370
Interest income	(145)	(105)	(333)	(232)
Other expense, net	2,752	2,567	5,330	1,752
Depreciation and amortization	9,198	5,407	26,292	15,033
Stock-based compensation	3,635	503	18,859	850
Change in fair value of warrant liabilities	395	-	(2,964)	-
Change in fair value of derivative liability	(300)	-	(3,525)	-
Restructuring[1]	-	-	5,319	3,645
Impairment expense[2]	2,160	-	2,160	-
Transaction-related costs[3]	-	963	5,132	5,596
Litigation costs[4]	696	-	1,920	-
Public company readiness costs[5]	-	-	1,522	-
Adjusted EBITDA	$(2,396)	$5,992	$(17,067)	$7,307
Adjusted EBITDA margin	(2%)	7%	(6%)	3%
Net loss as a percentage of revenue[5]	(26%)	(4%)	(31%)	(6%)

1 For the nine months ended September 30, 2022, represents costs associated with certain organizational changes to align sales and marketing and general and administrative functions as well as changes in content to better service audience demands, and costs incurred as part of a strategic repositioning of BuzzFeed News. For the nine months ended September 30, 2021, reflects costs associated with involuntary terminations of employees across various roles and levels as part of the integration of the HuffPost Acquisition.

2 Reflects a non-cash impairment expense recorded during the three months ended September 30, 2022 associated with certain long-lived assets of our former corporate headquarters which was fully subleased in the third quarter of 2022.

3 Reflects transaction-related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or contemplated transaction and include professional fees, integration expenses, and certain costs related to integrating and converging IT systems.

4 Reflects costs related to litigation that are outside the ordinary course of our business. We believe it is useful to exclude such charges because we do not consider such amounts to be part of the ongoing operations of our business and because of the singular nature of the claims underlying the matter.

5 Reflects one-time initial set-up costs associated with the establishment of our public company structure and processes.